UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 ______________________________________________________
FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): June 13, 2016

  ______________________________________________________
NATURAL RESOURCE PARTNERS L.P.
(Exact name of registrant as specified in its charter)
  ______________________________________________________

Delaware (State or other jurisdiction of incorporation or organization)	001-31465 (Commission File Number)	35-2164875 (I.R.S. Employer Identification No.)

1201 Louisiana St., Suite 3400 Houston, Texas (Address of principal executive offices)		77002 (Zip code)

Registrant’s telephone number, including area code: (713) 751-7507
 ______________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

On June 13, 2016, NRP Oil and Gas LLC (“NRP Oil and Gas”), a wholly owned subsidiary of Natural Resource Partners L.P. (“NRP”) entered into a definitive Purchase and Sale Agreement (the “Agreement”) with Lime Rock Resources IV-A, L.P., pursuant to which NRP Oil and Gas will sell all of its Williston Basin non-operated oil and gas working interest properties for $116.1 million, subject to customary purchase price adjustments. Closing of the transaction is expected to occur in July 2016.

The Agreement contains customary representations, warranties and covenants by each of the parties thereto, including covenants by NRP Oil and Gas to conduct its business in all material respects in the ordinary course of business. In addition, the Agreement provides for indemnification rights with respect to a breach of a representation, warranty or covenant by the parties, as well as for other specified matters, subject to certain thresholds and deductibles. At Closing, pursuant to the Agreement, NRP will enter into a limited guaranty pursuant to which it will guaranty certain of NRP Oil and Gas’s post-closing indemnification obligations to the extent such obligations are not satisfied by NRP Oil and Gas. The guaranty to be provided by NRP will be limited to an amount equal to 15% of the final purchase price and limited to 12 months following the execution date of the Agreement.

Completion of the sale is subject to customary closing conditions, including, among other things (i) subject to specified materiality standards, the accuracy of the representations and warranties of, and the performance of all covenants by, the parties to the Agreement; (ii) subject to certain thresholds and deductibles, the absence of title and environmental defects and casualty losses with respect to the assets being acquired; (iii) the absence of certain legal injunctions or impediments prohibiting the acquisition and the other transactions contemplated by the Agreement; and (iv) the execution and delivery of certain ancillary documents contemplated by the Agreement.

The Agreement contains provisions granting the parties the right to terminate the Agreement if (i) the closing of the sale does not occur on or before September 1, 2016; (ii) there is a legal injunction or other impediment prohibiting the sale and the other transactions contemplated by the Agreement; or (iii) the other party breaches a representation, warranty or covenant, and such breach results in the failure of certain closing conditions to be satisfied.

A copy of the Agreement is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated by reference hereby. The description of the Agreement in this Current Report on Form 8-K is a summary and is qualified in its entirety by reference to the complete text of such agreement.

The Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about NRP. The representations, warranties and covenants contained in the Agreement were made only for purposes of such Agreement and as of specific dates, were solely for the benefit of the parties to such Agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit Number	Description
2.1	Purchase and Sale Agreement dated as of June 13, 2016 by and between NRP Oil and Gas LLC and Lime Rock Resources IV-A, L.P.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATURAL RESOURCE PARTNERS L.P.

	By:	NRP (GP) LP
its General Partner

	By:	GP Natural Resource Partners LLC
its general partner

Date: June 15, 2016		/s/ Kathryn S. Wilson
Kathryn S. Wilson
Vice President and General Counsel